EXHIBIT (a)

EATON VANCE GROWTH TRUST

AMENDED AND RESTATED DECLARATION OF TRUST

Dated as of August 9, 2016

TABLE OF CONTENTS

ARTICLE I – NAME

 1

ARTICLE II – PURPOSE OF THE TRUST

 1

ARTICLE III – MANAGEMENT OF THE TURST

 1

ARTICLE IV – OWNERSHIP OF ASSETS OF THE TRUST

 1

ARTICLE V – POWERS OF THE TRUSTEES

 2

Section 5.1.

General Powers

 2

Section 5.2.

Authority to Act

 4

Section 5.3.

No Implied Duties of Liability

4

ARTICLE VI – BENEFICIAL INTEREST

 4

Section 6.1.

Termination of the Trust or a Series or a Class

 4

Section 6.2.

Filing of Copies, References, Headings and Counterparts

 5

Section 6.3.

Applicable Law

 6

Section 6.4.

Derivative Actions

 6

Section 6.5.

Exclusive Right of Action

 7

Section 6.6.

Amendments

 7

ARTICLE VII – CUSTODY OF ASSETS

 7

Section 7.1.

Custodian

 7

Section 7.2.

Sub-Custodians

 7

Section 7.3.

Use of Depositories

 7

ARTICLE VIII – CONTRACTS

 8

Section 8.1.

Adviser

 8

Section 8.2.

Principal Underwriters

 8

Section 8.3.

Plan of Distribution

 8

Section 8.4.

Transfer Agents

 8

Section 8.5.

Parties to Contract

 8

ARTICLE IX – COMPENSATION AND REIMBURSEMENT OF TRUSTEES

 9

ARTICLE X – SALES OF SHARES

 9

ARTICLE XI – REDEMPTIONS

 9

Section 11.1.

Redemption

 9

Section 11.2.

Manner of Payment

 10

Section 11.3.

Suspension of the Right of Redemption

 10

Section 11.4.

Involuntary Redemptions

 10

ARTICLE XII – NET ASSET VALUE PER SHARE

 10

ARTICLE XIII – DIVIDENDS AND DISTRIBUTION

 11

ii

ARTICLE XIV - MISCELLANEOUS

 11

Section 14.1.

Trust Only

 11

Section 14.2.

Limitation of Personal Liability

 12

Section 14.3.

Trustee's Good Faith Action, Expert Advice, No Bond or Surety

12

Section 14.4.

Termination of the Trust or a Series or a Class

 12

Section 14.5.

Filing of Copies, References, Headings and Counterparts

 13

Section 14.6.

Applicable Law

 13

Section 14.7.

Derivative Actions

 14

Section 14.8.

Exclusive Right of Action

 14

Section 14.9.

Amendments

 15

Section 14.10

Definition

 15

iii

AMENDED AND RESTATED DECLARATION OF TRUST

OF

EATON VANCE GROWTH TRUST

Dated:  August 9, 2016

AMENDED AND RESTATED DECLARATION OF TRUST, made August 9, 2016 by the undersigned Trustees being a majority of the Trustees in office on such date, hereinafter referred to collectively as the "Trustees" and individually as a "Trustee", which terms shall include any successor Trustees or Trustee and any present Trustees who are not signatories to this instrument.

WHEREAS, on May 25, 1989, the initial Trustees established a trust under a Declaration of Trust as amended and restated on February 10, 2016, for the investment and reinvestment of funds contributed thereto; and

WHEREAS, a majority of the Trustees desire to amend and restate said Declaration of Trust pursuant to the provisions thereof;

NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust

IN TRUST as herein set forth below.

ARTICLE I

NAME

This Trust shall be known as Eaton Vance Growth Trust.

ARTICLE II

PURPOSE OF TRUST

The purpose of this Trust is to provide investors with a continuous source of managed investment primarily in securities.

ARTICLE III

MANAGEMENT OF THE TRUST

The business and affairs of the Trust shall be managed by the Trustees and they shall have all powers necessary and appropriate to perform that function. The number, term of office, manner of election, resignation, filling of vacancies and procedures with respect to meetings of Trustees shall be as prescribed in the By-Laws of the Trust.

ARTICLE IV

OWNERSHIP OF ASSETS OF THE TRUST

The legal title to all cash, securities and property held by the Trust shall at all times be vested in the Trustees. Shareholders (hereinafter referred to as "Shareholders", or individually as a "Shareholder") of the Trust shall not have title to any such assets held by the Trust, but each Shareholder shall be deemed to own a proportionate undivided beneficial interest in the Trust equal to the number of Shares of a Series (as defined herein), if more than one Series of Shares is established by the Trustees as provided in Section 6.2 of Article VI, of which such Shareholder is the record owner divided by the total number of Shares of such Series outstanding.

ARTICLE V

POWERS OF THE TRUSTEES

Section 5.1.  General Powers.  The Trustees in all instances shall act as principals The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. The Trustees shall have full power and authority to adopt such accounting and tax accounting practices as they consider appropriate. Without limiting the generality of the foregoing, the Trustees shall have power and authority:

(a)  To buy, and invest funds of the Trust in, own, hold for investment  or otherwise, and to sell or otherwise dispose of, securities including, but not limited to, bonds, debentures, warrants and rights to purchase securities, certificates of beneficial interest, notes or other evidences of indebtedness, or other negotiable securities, however named or described, issued by corporations, trusts, associations or other persons, domestic or foreign, or issued and guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State of the United States, or by any political sub-division or agency of any State or foreign country, deposit any assets of the Trust in any bank, trust company or banking institution or retain any such assets in cash; to purchase and sell (or write) options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and enter into closing transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments; to enter into forward foreign currency exchange contracts; to purchase and sell gold and silver bullion, precious or strategic metals, coins and currency of all countries; to engage in "when issued" and delayed delivery transactions; to enter into repurchase agreements and reverse repurchase agreements; and to employ all kinds of hedging techniques and investment management strategies; and from time to time change the investments of the funds of the Trust.

(b)  To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust, which By-Laws shall bind the Shareholders, and to amend and repeal such By-Laws to the extent that such authority is not otherwise reserved to the Shareholders.

(c)  To elect and remove such officers of the Trust and to appoint and terminate such agents of the Trust as they consider appropriate.

(d)  To employ one or more banks, trust companies or banking institutions as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws.

(e)  To retain one or more transfer agents and shareholder servicing agents, or both, which may be the same entity, for the Trust.

(f)  From time to time to sell Shares of the Trust either for cash or property whenever and in such amounts as the Trustees may deem desirable and to provide for the distribution of Shares of the Trust          either through one or more principal underwriters in the manner hereinafter provided for or by the Trust itself, or both.

(g)  To set record dates or direct that the Share transfer books be closed for a stated period for the purpose of making a determination with respect to Shareholders, including which Shareholders are entitled to notice of a meeting, vote at a meeting, consent to actions or other matters, receive a distribution or dividend, or exercise or be allotted other rights.

(h)  To delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter.

(i)  To sell or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held by the Trust, and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to stock or other securities or property as the Trustees shall deem proper.

(j)  To exercise all of the rights of the Trust as owner of any securities which might be exercised by any individual owning such securities in his own right, including without limitation the right to vote by proxy for any and all purposes (including the right to authorize any officer or agent of the Trust to execute proxies), to consent to the reorganization, merger or consolidation of any company, or to consent to the sale or lease of all or substantially all of the property and assets of any company to any other company; to exchange any of the securities of any company for the securities, including  shares of stock, issued therefor upon any such reorganization, merger, consolidation, sale or lease; to exercise any conversion or  subscription privileges, rights, options and warrants incident to the ownership of any security owned by it or acquired therewith; to hold any securities acquired in the name of any custodian of the assets of the Trust, or in the name of its nominee or a nominee of the Trust, or in any manner permitted herein or in the By-Laws; and to execute any and all instruments and do any and all things incidental to the Trust not inconsistent with the provisions hereof, the execution or performance of which the Trustees may deem expedient.

(k)  To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees of the Trust or of a custodian, subject in either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies.

(l)  To compromise, arbitrate, or otherwise adjust claims of the Trust in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

(m)  To make distributions of the earnings or profits, surplus (including paid-in surplus), capital or assets of the Trust to Shareholders in the manner hereinafter provided for, the amount of such distributions and their payment to be solely at the discretion of the Trustees.

(n)  To pay any and all taxes or liens of whatever nature or kind imposed upon or against the Trust or any part thereof, or imposed upon any of the Trustees herein, individually or jointly, by reason of the Trust, or of the business conducted by said Trustees under the terms of this Declaration of Trust, out of the funds of the Trust available for such purpose.

(o)  To engage in and to prosecute, compound, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, demands, and things relating to the Trust or arising out of or relating to the Trustees’ service to the Trust, and out of the assets of the Trust to pay, or to satisfy, any debts, claims or expenses incurred in connection therewith, including those of litigation, upon any evidence that the Trustees may deem sufficient. The powers aforesaid are to include any actions, suits, proceedings, disputes, claims, demands and things relating to the Trust wherein any of the Trustees may be named individually, but the subject matter of which arises by reason of business for and on behalf of the Trust.  The foregoing power shall include without limitation the power of the Trustees or any committee thereof, in the exercise of their or its good faith business judgment, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a Shareholder in his own name or in the name of the Trust or any Series thereof, whether or not the Trust or any Series thereof or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Series thereof.  To the maximum extent permitted by law, any exercise of power described in this Section 5.1(o) shall be final, and binding on all persons (including Shareholders).

(p)  To buy or join with any person or persons in buying the property of any corporation, association, or other organization any of the securities of which are included in the Trust, or any property in which the Trustees, as such, shall have or may hereafter acquire an interest, and to allow the title to any property so bought to be taken in the name or names of, and to be held by, such person, or persons as the Trustees shall name or approve.

(q)  From time to time in their discretion to enter into, modify and terminate agreements with Federal or state regulatory authorities, which agreements may restrict but not amplify their powers under this Declaration of Trust.

(r)  To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging  or otherwise subjecting as security the Trust property; to endorse,  guarantee, or undertake the performance of any obligation or engagement of any other person and to lend the portfolio securities or other assets of the Trust to other persons.

(s)  From time to time in their discretion to charge all or any part of any cost, expense or expenditure (including without limitation any expense of selling or distributing the Shares of the Trust) or tax  against the principal or capital of the Trust, and to credit all or any part of any profit, income or receipt (including without limitation any deferred sales charge or fee, whether contingent or otherwise, paid or payable to the Trust on any redemption or repurchase of Shares of the Trust) to the principal or capital of the Trust.

The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

Section 5.2.  Authority to Act.  No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. The Trustees may authorize one of their number to sign, execute, acknowledge, and deliver any agreement, contract, note, deed, certificate or other instrument in the name of, and in behalf of, the Trust, and upon such authorization such signature, acknowledgement or delivery shall have full force and effect as the act of all of the Trustees.

Section 5.3.  No Implied Duties of Liability.  Except to the extent required by applicable law or expressly stated herein, nothing in this Declaration of Trust shall be deemed to create any fiduciary duty or other legal obligation (i) on the part of the Trustees or Trust officers to the Trust, the Shareholders, or any other person; or (b) on the part of the Trust to any person.

ARTICLE VI

BENEFICIAL INTEREST

Section 6.1.  Shares of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable shares (herein referred to as the "Shares" and individually as a "Share"), without par value.  The Trustees may, in their discretion and as provided by Section 6.2 of this Article VI, authorize the division of Shares into two or more series (herein referred to as “Series”) and authorize any division or class of Shares within a Series (herein referred to as “Class”), and the Trustees may vary the relative rights and preferences between different Series and Classes. Each Share represents an equal proportionate interest in the Trust or the Series with each other outstanding Share of the Trust or the Series, as the case may be. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust or in any Series or Class. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractional Shares as the Trustees may in their discretion determine. The Trustees may issue certificates of beneficial interest to evidence ownership of such Shares.

Section 6.2.  Establishment of Series and Classes of Shares.  The establishment of any Series or Class of Shares shall be effective upon the adoption by the Trustees of a resolution that sets forth the establishment and designation of, or otherwise identifies, such Series or Class, whether directly in such resolution or by reference to, or approval of another document that sets forth the designation of, or otherwise identifies, such Series or Class, any amendment and/or restatement of this Declaration of Trust and/or as otherwise provided in such resolution.  The relative rights and preferences of each Series and each Class shall be as set forth herein, unless otherwise provided in the resolution establishing such Series or Class.  Any action that may be taken by the Trustees with respect to any Series or Class, including any addition, modification, division, combination, classification, reclassification, change of name or termination may be made in the same manner as the establishment of such Series or Class.

Shares of each Series or Class established pursuant to this Section 6.2 (unless otherwise provided in the resolution establishing such additional Series or Class) shall have the following relative rights and preferences:

(a)  The number of authorized Shares and the number of Shares of each Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more other Series or one or more other Classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series or Class reacquired by the Trust at their discretion from time to time.

(b)  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

(c)  The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the Investment Company Act of 1940, as from time to time amended (“1940 Act”), to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)  At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may abolish that Series or Class and the establishment and designation thereof.

(e)  Dividends and distributions on Shares of a particular Series or Class may be paid or credited in such manner and with such frequency as the Trustees may determine, to the holders of Shares of that Series or Class, from such of the earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital) or assets belonging to that Series, as the Trustees may deem appropriate or desirable, after providing for actual and accrued liabilities, expenses, costs, charges and reserves belonging and allocated to that Series or Class.  Such dividends and distributions may be paid daily or otherwise pursuant to the offering prospectus relating to the Shares or pursuant to a standing vote or votes of the Trustees adopted only once or from time to time or pursuant to other authorization or instruction of the Trustees.  All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of that Series or Class in proportion to the number of Shares of that Series or Class held by such Shareholders at the time of record established for the payment or crediting of such dividends or distributions.

(f)  Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series.  Each holder of Shares of a Series or Class thereof shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Series or Class net of liabilities, expenses, costs, charges and reserves belonging and allocated to such Series or Class.  Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Series or Class, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.  Upon liquidation or termination of a Series or Class thereof of the Trust, a Shareholder of such Series or Class thereof shall be entitled to receive a pro rata share of the net assets of such Series based on the net asset value of his Shares.  A Shareholder of a particular Series of the Trust shall not be entitled to commence or participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series of the Trust.

(g)  On any matter submitted to a vote of Shareholder, the Shares entitled to vote thereon and the manner in which such Shares shall be voted shall be as set forth in the By-Laws or proxy materials for the meeting or other solicitation materials or as otherwise determined by the Trustees, subject to any applicable requirements of the 1940 Act.  The Trustees shall have full power and authority to call meetings of the Shareholder of a particular Class of Classes of Shares or of one or more particular Series of Shares, or otherwise call for the action of such Shareholders on any particular matter.

(h)  Except as otherwise provided in this Article VI, the Trustees shall have full power and authority to determine the designations, preferences, privileges, sales charges, purchase prices, assets, liabilities, expenses, costs, charges and reserves belonging or allocated thereto, limitations and rights, including without limitation voting, dividend, distribution and liquidation rights, of each Class and Series of Shares.  Subject to any applicable requirements of the 1940 Act, the Trustees shall have the authority to provide that Shares of one Class shall be automatically converted into Shares of another Class of the same Series or that the holders of Shares of any Series or Class shall have the right to convert or exchange such Shares into shares of one or more other Series or Classes of Shares, all in accordance with such requirements, conditions and procedures as may be established by the Trustees.

(i)  The Trustees may by approval of a majority of their number amend, restate or rescind any prior establishment referred to in Section 6.2 hereof.

Section 6.3.  Ownership of Shares. The ownership of Shares shall be recorded in the books of the Trust or of one or more transfer agents. The Trustees may make such rules and adopt such procedures as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust or of any transfer agent, as the case may be, shall be conclusive evidence as to who are the holders of Shares and as to the number of Shares held from time to time by each such holder.

Section 6.4.  Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. After the date of the initial contribution of capital, the number of Shares representing the initial contribution may, in the Trustees' discretion, be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to the Shareholder's account in the form of full and fractional Shares of the Trust at the net asset value per Share as determined in accordance with Article XII hereof; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Trust.

Section 6.5.  Preemptive Rights.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust, except as the Trustees may determine with respect to any Series or Class of Shares.

Section 6.6.  Assent to Declaration of Trust and By-Laws.  Every Shareholder by having become a Shareholder shall be bound by the terms of this Declaration of Trust and the By-Laws of the Trust.

ARTICLE VII

CUSTODY OF ASSETS

Section 7.1.  Custodian. The Trustees shall at all times employ a bank or trust company having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000) as the principal custodian of the Trust (the "Custodian") with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws:

(a) To hold the securities owned by the Trust and deliver the same upon written order;

(b) To receive and receipt for any moneys due to the Trust and deposit  the same in its own banking department or, as the Trustees may direct,  in any bank, trust company or banking institution approved by the Custodian, provided that all such deposits shall be subject only to the draft or order of the Custodian; and

(c) To disburse such funds upon orders or vouchers. The Trustees may also employ such Custodian as its agent:

(a) To keep the books and accounts of the Trust and furnish clerical and accounting services; and

(b) To compute the net asset value per Share in accordance with the provision of Article XII hereof.

All of the foregoing services shall be performed upon such basis of compensation as may be agreed upon between the Trustees and the Custodian. If so directed by vote of the holders of a majority of the outstanding Shares, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

Section 7.2.  Sub-Custodians. The Trustees may also authorize the Custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian and approved by the Trustees.

Section 7.3.  Use of Depositories. Subject to such rules, regulations and orders as the Securities and Exchange Commission (the "Commission") may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities in a depository and clearing system established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as from time to time amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or the Custodian. The Trustees may also authorize the deposit with one or more eligible foreign custodians of all or part of the Trust's foreign assets, securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign investment transactions, in accordance with such rules, regulations and orders as the Commission may adopt.

ARTICLE VIII

CONTRACTS

Section 8.1.  Adviser. The Trustees may in their discretion from time to time authorize the Trust to enter into an investment advisory agreement whereby the other party to such agreement shall undertake to furnish to the Trustees such investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the Adviser, in its discretion and without any prior consultation with the Trust, to buy, sell, lend and otherwise trade in any and all securities, commodity contracts and other investments and assets of the Trust and to engage in and employ all types of transactions and strategies in connection therewith. Any such action taken pursuant to such agreement shall be deemed to have been authorized by all of the Trustees.

The Trustees may also employ, or authorize the Adviser to employ, one or more sub-investment advisers from time to time to perform such of the acts and services of the Adviser and upon such terms and conditions as may be agreed upon between the Adviser and such sub-investment adviser and approved by the Trustees.

Section 8.2.  Principal Underwriters. The Trustees may in their discretion from time to time authorize the Trust to enter into one or more contracts providing for the sale of the Shares of the Trust. Pursuant to any such contract the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares (such other party being herein sometimes called the "underwriter") In either case, any such contract shall be on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may in their discretion determine; and any such contract may also provide for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust.

Section 8.3.  Plan of Distribution. The Trustees may in their discretion authorize the Trust to adopt or enter into a plan or plans of distribution and any related agreements whereby the Trust may finance directly or indirectly any activity which is primarily intended to result in sales of Shares. Such plan or plans of distribution and any related agreements may contain such terms and conditions as the Trustees may in their discretion determine, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and any other applicable rules and regulations.

Section 8.4.  Transfer Agents. The Trustees may in their discretion from time to time appoint one or more transfer agents for the Trust Any contract with a transfer agent shall be on such terms and conditions as the Trustees may in their discretion determine. The Trustees may employ a transfer agent as the Trust's agent to (a) keep the books and accounts of the Trust and furnish clerical and accounting services and (b) compute the net asset value per Share in accordance with the provisions of Article XII hereof.

Section 8.5.  Parties to Contract.  Any contract of the character described in this Article VIII or in Article VII hereof may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VIII, Article VII or the By-Laws. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to this Article VIII or Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 8.5.

ARTICLE IX

COMPENSATION AND REIMBURSEMENT OF TRUSTEES

The Trustees shall be entitled to reasonable compensation from the Trust and shall be reimbursed from the Trust estate for their expenses and disbursements incurred by them in connection with the administration and management of the Trust, including, without limitation, interest expense, taxes, fees and commissions of every kind, payments made and expenses incurred pursuant to any plan of distribution referred to in Section 8.3 of Article VIII hereof, expenses of issue, repurchase and redemption of shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and state laws and regulations, charges of custodians, transfer agents, shareholder servicing agents, and registrars, expenses of preparing and setting in type prospectuses, expenses of printing and distributing prospectuses sent annually to existing shareholders, auditing and legal expense, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expense, association membership dues, expenses primarily intended to result in sales of Shares of the Trust, and such non-recurring items as may arise, including litigation to which the Trust is a party and for all losses and liabilities, as well as such other expenses as the Trustees may determine are properly chargeable to the Trust. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

ARTICLE X

SALE OF SHARES

The Trustees shall have the power from time to time to issue and sell or cause to be issued and sold an unlimited number of Shares of any Series of the Trust for cash or for property, which shall in every case be paid to the Custodian as agent of the Trust before the delivery of any certificate for such Shares. The Shares of the Trust, including any Shares which may have been redeemed or repurchased by the Trust (herein sometimes referred to as "treasury shares"), may be sold at a price as specified in the current prospectus of the Trust.

When an underwriting contract is in effect pursuant to Article VIII, Section 8.2, the time of sale shall be the time when an unconditional order is placed with the underwriter. Such contract may provide for the sale of Shares either at a price based on the net asset value determined next after the order is placed with said underwriter or at a price based on a net asset value to be determined at some later time, or at such other price as is assented to by vote of a majority of the outstanding voting securities of the Trust. No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended by declaration of the Trustees pursuant to the provisions of Article XII hereof. In connection with the acquisition by merger or otherwise of all or substantially all the assets of a trust or another investment company, including companies classified as personal holding companies under Federal income tax laws, the Trustees may issue or cause to be issued Shares of the Trust and accept in payment therefor such assets at such value as may be determined by or under the direction of the Trustees, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

ARTICLE XI

REDEMPTIONS

Section 11.1.  Redemption.  In case any Shareholder of record of the Trust desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of the Trust a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Trust purchase the Shares in accordance with this Section l; and the Shareholder so requesting shall be entitled to require the Trust to purchase, and the Trust or the underwriter of the Trust shall purchase his said Shares, but only at the net asset value per Share (as determined under Article XII hereof) minus any applicable sales charge, except that with respect to any Series or Class of Shares established by the Trustees, the right of a Shareholder to redeem such Shares may be varied. Payment for such Shares shall be made by the Trust or the underwriter of the Trust to the Shareholder of record within seven (7) days after the date upon which the request is received. The Trust may require Shareholders to pay a sales charge to the Trust, the underwriter or any other person designated by the Trustees upon redemption or repurchase of Trust Shares in such amount as shall be determined from time to time by the Trustees. The Trustees may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees. If the Trustees shall have divided the Shares into two or more Classes or Series, payment for shares of a Series or Class tendered for redemption shall be made only out of assets allocated to that Series or Class.

Section 11.2.  Manner of Payment.  Payment for such Shares may at the option of the Trustees or such officer or officers as they may duly authorize for the purpose, in their complete discretion, be made in cash, or in kind, or partially in cash and partially in kind. In case of payment in kind the Trustees, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the figure at which they were appraised in computing the net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act shall receive cash.

Section 11.3.  Suspension of the Right of Redemption.  If, pursuant to Article XII hereof, the Trustees declare a suspension of the determination of net asset value, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 11.1 of this Article XI but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust shall be suspended until the termination of such suspension is declared. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

Section 11.4.  Involuntary Redemptions.  The Trustees may require a Shareholder to redeem his Shares if the value of the Shares in his account is less than the minimum amount established from time to time by the Trustees.

If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such person a number, or principal amount, of Shares or other securities of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any person whose acquisition of the Shares or other securities of the Trust in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in Sections 11.1 and 11.2 of this Article XI.

The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

ARTICLE XII

NET ASSET VALUE PER SHARE

The net asset value of each Share of the Trust outstanding shall be determined by the Trustees not less frequently than once on each day on which the Trust is open for business, as of the close of trading on the New York Stock Exchange or at such other time as the Trustees by resolution may determine. The power and duty to determine net asset value may be delegated by the Trustees from time to time to one or more of the Trustees and officers of the Trust, to the other party to any contract entered into pursuant to Article VIII hereof, or to the Custodian or a transfer agent. For the purpose of this Declaration of Trust, any reference to the time at which a determination of net asset value is made shall mean the time as of which the determination is made.

The Trustees may declare a suspension of the determination of net asset value to the extent permitted by the 1940 Act.

The value of the assets of the Trust shall be determined in a manner approved by the Trustees. From the total value of said assets, there shall be deducted all indebtedness, interest and taxes, payable or accrued, expenses and management charges accrued to the appraisal date, amounts determined and declared as a distribution and all other items in the nature of liabilities which shall be deemed appropriate. The resulting amount which shall represent the total net assets of the Trust shall be divided by the number of Shares outstanding at the time as of which the calculation is made and the quotient so obtained shall be deemed to be the net asset value of the Shares.

Nothing in this Article XII shall be construed to affect the ability of the Trustees to establish any Series or Class of Shares in accordance with Section 6.2 of Article VI. In such a case, the net asset value per Share of a Series or Class shall be determined as nearly as possible as set forth above for Shares of the Trust.

ARTICLE XIII

DIVIDENDS AND DISTRIBUTIONS

(a)  The Trustees may from time to time distribute ratably among the Shareholders of a Series and each Class thereof such proportion of the earnings or profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distributions may be made in cash, additional shares or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares issuable hereunder in the form of a stock dividend or otherwise in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time on the date the distribution is declared as of a day on which Boston banks are not open for business. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or other distribution plans as the Trustees shall deem appropriate.

(b)  The Trustees may prescribe, in their absolute discretion, such bases and times for determining the amounts for the declaration and payment of dividends and distributions as they may deem necessary or desirable.

ARTICLE XIV

MISCELLANEOUS

Section 14.1.  Trust Only.  It is the intention of the Trustees to create a voluntary association with transferable shares (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts.  It is not the intention of the Trustees to create a general partnership, limited partnership, joint venture, joint stock association or company, corporation, bailment, or any form of legal relationship other than a Massachusetts business trust.  Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members or joint venturers hereunder.  No Trustees shall have any power to bind personally either the Trust's officers or any Shareholders.

Section 14.2.  Limitation of Personal Liability.  The Trustees shall not have the power to bind the Shareholders or to call upon them or any of them for the payment of any sum of money or any assessment whatever other than such sums as the Shareholders at any time personally agree to pay by way of subscription for Shares or otherwise. All persons or corporations dealing or contracting with the Trustees as such shall have recourse only to the Trust for the payment of their claims or for the payment or satisfaction of claims or obligations arising out of such dealings or contracts, so that neither the Trustees nor the Shareholders, nor the agents or attorneys of the Trust, past, present or future, shall be personally liable therefor. In all contracts or instruments creating liability it may be expressly stipulated, either by such reference to this instrument as shall accomplish such purpose or otherwise, that the liability of the Trustees and Shareholders under such contracts or instruments shall be limited to the assets which may from time to time constitute the Trust.

Section 14.3.  Trustee's Good Faith Action, Expert Advice, No Bond or Surety.  The exercise by the Trustees of their powers and discretions hereunder in good faith shall be binding upon everyone interested. The Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the provisions of this Declaration of Trust, the records, books and accounts of the Trust and upon reports made to the Trustees by any officer, employee, agent, consultant, accountant, attorney, investment adviser or other adviser, principal underwriter, expert, professional firm or independent contractor.  Unless otherwise required by the By-Laws, the Trustees shall not be required to give any bond as such, nor any surety if a bond is required. To the extent that, at law or in equity, a Trustee is found to have duties and liabilities relating thereto to the Trust, the Shareholders or any other person, a Trustee acting under this Declaration of Trust shall not be liable to the Trust, to the Shareholders or to any other person if the Trustee has relied in good faith on the provisions of this Declaration of Trust.

Section 14.4.  Termination of the Trust or a Series or a Class.  (a) The Trust or any Series or Class thereof may be terminated by:  (1) the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders of the Trust or the appropriate Series or Class thereof, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the Shares of the Trust or a Series or Class thereof, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of the outstanding voting securities of the Trust or a Series or Class thereof entitled to vote thereon shall be sufficient authorization; or (2) by the approval of a majority of the Trustees then in office to be followed by a written notice to the Shareholders.  Such Trustee approval may (but need not) be based on factors or events adversely affecting the ability of the Trust, such Series or Class to conduct its business and operations in an economically viable manner.  Such factors and events may include (but are not limited to) the inability of a Series or Class or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Series or Class or the Trust or affecting assets of the type in which such Series or Class or the Trust invest, or political, social, legal, or economic developments or trends having an adverse impact on the business or operations of such Series or Class or the Trust invests, or political, social, legal or economic developments or trends having an adverse impact on the business or operations of such Series or Class or the Trust.  Upon the termination of the Trust or the Series or Class,

(i)  The Trust, Series or Class shall carry on no business except for the purpose of winding up its affairs.

(ii)  The Trustees shall proceed to wind up the affairs of the Trust, Series or Class and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust, Series or Class shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, Series or Class, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining  Trust Property or assets allocated or belonging to such Series or Class to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

(iii)  After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or the remaining property of the terminated Series or Class, in cash or in kind or in any combination thereof, among the Shareholders of the Trust or the Series or Class according to their respective rights.

(b)  After termination of the Trust, Series or Class and distribution to the Shareholders as herein provided, a Trustee or an officer of the Trust shall execute and lodge among the records of the Trust and file with the Massachusetts Secretary of State an instrument and a certificate (which may be part of such instrument) in writing setting forth the fact of such termination and that it has been duly adopted by the Trustees, and Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust or the terminated Series or Class, and the rights and interests of all Shareholders of the Trust or the terminated Series or Class shall thereupon cease.

Section 14.5.  Filing of Copies, References, Headings and Counterparts.  The original or a copy of this instrument, of any amendment hereto and of each declaration of trust supplemental hereto, shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument, of any amendment hereto, and of each supplemental declaration of trust shall be filed by the Trustees with the Massachusetts Secretary of State and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by a Trustee or an officer of the Trust to be a copy of this instrument or of any such amendment hereto or supplemental declaration of trust. In this instrument or in any such amendment or supplemental declaration of trust, references to this instrument, and all expressions such as "herein", "hereof" and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original, but such counterparts shall constitute one instrument.

Section 14.6.  Applicable Law.  The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.   Any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any shares seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, this Declaration of Trust or the Trust, any Series or Class or any Shares, including without limitation any claim (whether direct, derivative or otherwise) of any nature against or on behalf of the Trust, any Series or Class, the Trustees or officers of the Trust, or the Adviser, shall be brought exclusively in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction than such actions and/or claims, shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts.  If a Shareholder or group of Shareholders bring a claim in a jurisdiction other than as specified above, and venue for such claim is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such Shareholder(s) shall reimburse all expenses incurred by the Trust or any other person in effecting such change of venue.

Section 14.7.  Derivative Actions.

(a)  The purpose of this Section 14.7 is to protect the interests of the Trust and the Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and Shareholders as a result of spurious shareholder demands and derivative actions. In addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration of Trust, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Section 14.7.

(b)  Except to the extent explicitly permitted under the federal securities laws, no Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or Class of Shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the  demanding Shareholder(s) make a specific showing that irreparable nonmonetary injury to the Trust or Series or Class of Shares that the Shareholder(s) could not reasonably have prevented would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder(s) to support the allegations made in the demand. Within 90 days of receipt of any such demand, the Trustees shall consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust or the affected Series or Class, as applicable. In their sole discretion, the Trustees may submit the question of whether to proceed with the claim to a vote of Shareholders of the Trust or a Series or Class of Shares, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be final and binding upon the Shareholders.

(c)  Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust or any Series or Class thereof who is not an Interested Person of the Trust shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim.  Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (iv) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders of the Series or Class of which the Trustee is a Shareholder.

(d)  For purposes of this Section 14.7, the Trustees may designate a committee to consider a demand by Shareholders.  Such committee (or the Trustees in the absence of a committee) shall be entitled to retain counsel or other advisers in considering the merits of the demand.

Section 14.8.  Exclusive Right of Action.  To the maximum extent permitted by law, each Shareholder acknowledges and agrees that any alleged injury to the Trust’s property, any diminution in the value of the Shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or the Adviser is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders shall be bound to bring any and all such claims pursuant only to the provisions of Section 14.7 of Article XIV hereof.  The Shareholders acknowledge that, for these purposes, the Trust is deemed to be a separate and distinct legal entity.

Section 14.9.  Amendments.  Except as otherwise provided in this Section 14.9, if authorized by vote of a majority of the Trustees and by a vote of a majority of the outstanding voting securities of the Trust affected by the amendment (which Shares shall, unless otherwise provided by vote of a majority of the Trustees, vote together on such amendment as a single Class), or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees may amend or otherwise supplement this Declaration. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust or to make such other changes as do not have a materially adverse effect on the rights or interests of Shareholders hereunder or if they deem it necessary to conform this Declaration to the requirements of applicable Federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do. Any amendment of or supplement to this Declaration of Trust shall be effective as provided by its terms or, if there is no provision therein with respect to effectiveness, (i) upon the signing of an instrument by a majority of the Trustees then in office or (ii) upon the execution of an instrument and a certificate (which may be part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted. Copies of any amendment or of the supplemental Declaration of Trust shall be filed as specified in Section 14.5 of this Article XIV.  The Trust’s filings with the Securities and Exchange Commission (including but not limited to: registration statements and supplements thereto, proxy statements, annual and semi-annual shareholder reports, Form N-Q, Form N-PX and related filings and disclosures) shall not be deemed to modify the provisions of this Declaration of Trust.

Section 14.10.  Definition.  The term "vote of a majority of the outstanding voting securities", when used herein, shall have the meaning specified in the 1940 Act as now in effect or as hereafter amended.          Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

[THIS PAGE ENDS HERE]

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

/s/ Scott E. Eston

/s/ William H. Park

Scott E. Eston

William H. Park

/s/ Thomas E. Faust Jr.

/s/ Helen Frame Peters

Thomas E. Faust Jr.

Helen Frame Peters

/s/ Cynthia E. Frost

/s/ Susan J. Sutherland

Cynthia E. Frost

Susan J. Sutherland

/s/ George J. Gorman

/s/ Harriett Tee Taggart

George J. Gorman

Harriett Tee Taggart

/s/ Valerie A. Mosley

/s/ Ralph F. Verni

Valerie A. Mosley

Ralph F. Verni

The names and addresses of all the Trustees of the Trust are as follows:

Scott E. Eston 18105 SE Village Circle Tequesta, FL 34469	William H. Park 3 Fort Sewall Terrace Marblehead, MA 01945

Thomas E. Faust Jr. 199 Winding River Road Wellesley, MA 02482	Helen F. Peters 133 South Street Needham, MA 02492-2705

Cynthia E. Frost 212 Colvard Park Drive Durham, NC 27713	Susan J. Sutherland 45 Gramercy Park North - Apartment 3B New York, NY 10010

George J. Gorman 17 Sunset Path Sudbury, MA 01776	Harriett Tee Taggart 93 Larch Road Cambridge, MA 02138

Valerie E. Mosley 130 Summer Street Weston, MA 02493	Ralph F. Verni 2 Battery Wharf, Unit 2310 Boston, MA 02109-1099

Trust Address Two International Place Boston, MA 02110

15